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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-46619, Form S-3, No. 33-81212, Form S-3 No. 33-92032, Form
S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387, Form S-8 No.
333-13779, Form S-8 No. 333-17959, Form S-8 No. 333-24405, Form S-8 No.
333-26561, Form S-8 No. 333-76959 and Form S-8 No. 333-76961) of e.Digital
Corporation and in the related Prospectuses of our Report of Independent Auditors dated June 18, 1999 (except as to Note 18[f] which is as of June 25,
1999), with respect to the consolidated financial statements of e.Digital Corporation and subsidiary (formerly Norris Communications, Inc. and subsidiary) included in the Annual Report (Form 10-KSB) for the year ended March 31, 1999.

Vancouver, Canada,
June 18, 1999 (except as to                              /s/ ERNST & YOUNG LLP
Note 18[f] which is as of                                Chartered Accountants
June 25, 1999).